Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-167798) and Form S-8 (Nos. 333-173815, 333-147101, 333-149124, 333-158497 and 333-166429) of Constant Contact, Inc. of our report dated May 3, 2011 relating to the financial statements of Bantam Networks, LLC., which appears in this Current Report on Form 8-K/A of Constant Contact, Inc. dated May 3, 2011.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 3, 2011